EXHIBIT 4
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                                  INDENTURE



                                   BETWEEN



                        CENTRAL ILLINOIS LIGHT COMPANY



                                     AND



                            BANKERS TRUST COMPANY,


as Trustee under Indenture, dated as of April 1st, 1933, between Illinois Power Company and Bankers Trust Company, as Trustee, as amended and supplemented by Indenture between the same parties, dated as of June 30th, 1933, and as supplemented and assumed by Indenture dated as of July 1st, 1933, between Central Illinois Light Company and Bankers Trust Company, as Trustee, and as amended and supplemented by various Indentures between the same parties bearing subsequent dates.


                           -----------------------


                         Dated as of November 1, 1994


=============================================================================

          INDENTURE dated as of the 1st day of November, 1994 (hereinafter sometimes referred to as this Supplemental Indenture), between CENTRAL ILLINOIS LIGHT COMPANY, a corporation of the State of Illinois (hereinafter sometimes called the Company), party of the first part, and BANKERS TRUST COMPANY, a corporation of the State of New York, as Trustee under the Indenture of Mortgage and Deed of Trust between Illinois Power Company and Bankers Trust Company, as Trustee, dated as of April 1st, 1933 (hereinafter sometimes called the Trustee), party of the second part, as amended and supplemented by Supplemental Indenture between said Illinois Power Company and said Trustee, dated as of June 30th, 1933, and as amended, supplemented and assumed by Indenture between the Company and said Trustee, dated as of July 1st, 1933, and as amended and supplemented by various Indentures between the Company and said Trustee bearing subsequent dates (said Indenture of Mortgage and Deed of Trust as amended, supplemented and assumed being hereinafter sometimes referred to as the "Indenture").


          WHEREAS, the Indenture provides for the issuance of bonds thereunder in one or more series, the form of which series of bonds to be substantially in the form set forth therein with such insertions, omissions and variations as the Board of Directors of the Company may determine; and


          WHEREAS, the Company, by appropriate corporate action in conformity with the terms of the Indenture, has duly determined to create a series of bonds under the Indenture to be designated as "First Mortgage Bonds, 12% Series due 1995" (hereinafter sometimes referred to as the "bonds of the Twenty-eighth Series"), the bonds of which series are to be limited in principal amount to an aggregate of $65,000,000, are to consist of registered bonds without coupons, are to bear interest at the rate per annum set forth in the title thereof and are to mature October 31, 1995; and

          WHEREAS, the Company, by appropriate corporate action in conformity with the terms of the Indenture, has duly determined to create one or more additional series of bonds under the Indenture, each such series to be created on the basis of the cancellation of some or all of the bonds of the Twenty-eighth Series, or on the basis of bonds so created being themselves paid, retired or canceled, and designated as "First Mortgage Bonds, Medium Term Note A Series" (all such series being hereinafter collectively referred to as the "Medium Term Note A Series"), the bonds of which are to be issued as registered bonds without coupons and are to bear interest and mature at the rate per annum (not in excess of 12%) and date set forth on the face thereof; and


          WHEREAS, the definitive registered bonds without coupons of the Twenty-eighth Series (certain of the provisions of which may be printed on the reverse side thereof) and the Trustee's certificate of authentication to be borne by such bonds are to be substantially in the following forms, respectively:


        [GENERAL FORM OF REGISTERED BOND OF THE TWENTY-EIGHTH SERIES]


                        CENTRAL ILLINOIS LIGHT COMPANY

                   FIRST MORTGAGE BOND, 12% SERIES DUE 1995

                             Due October 31, 1995

No. ________                                                    $_____________

          CENTRAL ILLINOIS LIGHT COMPANY, a corporation of the State of Illinois (hereinafter called the "Company"), for value received, hereby
promises to pay to                       or registered assigns, on October
31, 1995, at the office or agency of the Company in the Borough of Manhattan,
The City of New York, N. Y.,                 dollars in lawful money of the
United States of America, together with interest thereon from November 1, 1994 at the rate of twelve per centum (12%) per annum in like dollars.

          This bond is one of an issue of bonds of the Company, issuable in series, and is one of a series known as its First Mortgage Bonds of the series designated in its title, all issued and to be issued under and equally secured (except as to any sinking fund established in accordance with the provisions of the Mortgage hereinafter mentioned for the bonds of any particular series) by an Indenture of Mortgage and Deed of Trust dated as of April 1st, 1933, executed by Illinois Power Company to Bankers Trust Company (hereinafter sometimes referred to as the "Trustee"), as Trustee, as amended by Supplemental Indenture dated as of June 30th, 1933, as assumed by the Company and as amended and supplemented by Indentures between the Company and the Trustee bearing subsequent dates, including the Supplemental Indenture dated as of November 1, 1994 (all of which indentures are herein collectively called the "Mortgage"), to which reference is made for a description of the property mortgaged and pledged, the nature and extent of the security, the rights of the holders of the bonds in respect thereof and the terms and conditions upon which the bonds are secured.

          As more fully described in the Supplemental Indenture establishing the terms and provisions of the bonds of this series, the Company reserves the right, without any consent or other action by holders of the bonds of this series, to amend the Mortgage to provide that: the Mortgage, the rights and obligations of the Company and the rights of the bondholders may be modified with the consent of the holders of not less than 60% in principal amount of the bonds adversely affected; provided, however, that no modification shall (1) extend the time, or reduce the amount, of any payment on any bond, without the consent of the holder of each bond so affected, (2) permit the creation of any lien, not otherwise permitted, prior to or on a parity with the lien of the Mortgage, without the consent of the holders of all bonds then outstanding, or (3) reduce the above percentage of the principal amount of bonds the holders of which are required to approve any such modification without the consent of the holders of all bonds then outstanding.

          The principal hereof may be declared or may become due on the conditions, with the effect, in the manner and at the time set forth in the Mortgage, upon the occurrence of a completed default as in the Mortgage provided.

          The bonds of this series are not redeemable prior to maturity.

          The bonds of this series are issuable as registered bonds without coupons in denominations of $1,000 and authorized multiples of $1,000. In the manner and upon payment of the charges prescribed in the Mortgage, registered bonds without coupons of this series may be exchanged for a like aggregate principal amount of fully registered bonds of other authorized denominations of the same series, upon presentation and surrender thereof, for cancellation, to the Trustee at its principal corporate trust office in the Borough of Manhattan, The City of New York, N. Y.

          This bond is transferable as prescribed in the Mortgage by the registered owner hereof in person, or by his duly authorized attorney, at the office or agency of the Company in the Borough of Manhattan, The City of New York, N. Y., upon surrender and cancellation of this bond, and, thereupon, a new fully registered bond of the same series for a like principal amount will be issued to the transferee in exchange therefor as provided in the Mortgage, and upon payment, if the Company shall require it, of the charges therein prescribed. The Company and the Trustee may deem and treat the person in whose name this bond is registered as the absolute owner for the purpose of receiving payment of or on account of the principal and interest due hereon and for all other purposes.

          No recourse shall be had for the payment of the principal of or interest on this bond against any incorporator or any past, present or future subscriber to the capital stock, stockholder, officer or director of the Company or of any predecessor or successor corporation, either directly or through the Company or any predecessor or successor corporation, under any rule of law, statute or constitution or by the enforcement of any assessment or otherwise, all such liability of incorporators, subscribers, stockholders, officers and directors being released by the holder or owner hereof by the acceptance of this bond and being likewise waived and released by the terms of the Mortgage.

          This bond shall not become obligatory until Bankers Trust Company, the Trustee under the Mortgage, or its successor thereunder, shall have signed the form of certificate endorsed hereon.

          IN WITNESS WHEREOF, CENTRAL ILLINOIS LIGHT COMPANY has caused this bond to be signed in its name by its President or a Vice President by a facsimile of his signature and a facsimile of its corporate seal to be printed hereon, attested by its Secretary or an Assistant Secretary by a facsimile of his signature.

Dated

                         CENTRAL ILLINOIS LIGHT COMPANY

                         By__________________________________
                                                 President

Attest:

   _______________________
                         Secretary



                       [FORM OF TRUSTEE'S CERTIFICATE]


     This bond is one of the bonds of the series designated therein, described in the within-mentioned Mortgage.

                    BANKERS TRUST COMPANY,
                                      as Trustee,


                    By____________________________
                                  Authorized Officer.

and

          WHEREAS, the definitive registered bonds without coupons of each series of the Medium Term Note A Series (certain of the provisions of which may be printed on the reverse side thereof) and the Trustee's certificate of authentication to be borne by such bonds are to be substantially in the following forms, respectively:

      [GENERAL FORM OF REGISTERED BOND OF THE MEDIUM TERM NOTE A SERIES]


                        CENTRAL ILLINOIS LIGHT COMPANY

                FIRST MORTGAGE BOND, MEDIUM TERM NOTE A SERIES


No. ________                                                    $_____________

Maturity ______                                          Interest Rate _______

CUSIP -                                                           ICC No. ____


          [Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Company or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.]

          CENTRAL ILLINOIS LIGHT COMPANY, a corporation of the State of Illinois (hereinafter called the "Company"), for value received, hereby
promises to pay to                       or registered assigns, on
___________, _____, at the office or agency of the Company in the Borough of
Manhattan, The City of New York, N. Y.,                 dollars in lawful
money of the United States of America, and to pay to the registered owner hereof interest thereon from the interest payment date (___________ or __________) next preceding the date of this bond (or, if this bond is dated between the record date for any interest payment date and such interest payment date, then from such interest payment date), at the rate of ________________ per centum (_____%) per annum in like dollars, payable at its office or agency on ____________ and _____________ in each year, until the Company's obligation with respect to the payment of such principal shall have been discharged. The interest so payable on any ____________ or __________ will, subject to certain exceptions provided in the Mortgage hereinafter mentioned, be paid to the person in whose name this bond is registered at the close of business on the record date, which shall be the __________ or __________, as the case may be, next preceding such interest payment date, or, if such __________ or __________ shall be a legal holiday or a day on which banking institutions in the Borough of Manhattan, The City of New York, N. Y., are authorized by law to close, the next preceding day which shall not be a legal holiday or a day on which such institutions are so authorized to close.

          This bond is one of an issue of bonds of the Company, issuable in series, and is one of a series known as its First Mortgage Bonds of the series designated in its title, all issued and to be issued under and equally secured (except as to any sinking fund established in accordance with the provisions of the Mortgage hereinafter mentioned for the bonds of any particular series) by an Indenture of Mortgage and Deed of Trust dated as of April 1st, 1933, executed by Illinois Power Company to Bankers Trust Company (hereinafter sometimes referred to as the "Trustee"), as Trustee, as amended by Supplemental Indenture dated as of June 30th, 1933, as assumed by the Company and as amended and supplemented by Indentures between the Company and the Trustee bearing subsequent dates, including the Supplemental Indenture dated as of November 1, 1994 (all of which indentures are herein collectively called the "Mortgage"), to which reference is made for a description of the property mortgaged and pledged, the nature and extent of the security, the rights of the holders of the bonds in respect thereof and the terms and conditions upon which the bonds are secured.
          As more fully described in the Supplemental Indenture establishing the terms and provisions of the bonds of this series, the Company reserves the right, without any consent or other action by holders of the bonds of this series, to amend the Mortgage to provide that: the Mortgage, the rights and obligations of the Company and the rights of the bondholders may be modified with the consent of the holders of not less than 60% in principal amount of the bonds adversely affected; provided, however, that no modification shall (1) extend the time, or reduce the amount, of any payment on any bond, without the consent of the holder of each bond so affected, (2) permit the creation of any lien, not otherwise permitted, prior to or on a parity with the lien of the Mortgage, without the consent of the holders of all bonds then outstanding, or (3) reduce the above percentage of the principal amount of bonds the holders of which are required to approve any such modification without the consent of the holders of all bonds then outstanding.

          The principal hereof may be declared or may become due on the conditions, with the effect, in the manner and at the time set forth in the Mortgage, upon the occurrence of a completed default as in the Mortgage provided.

          The redemption provisions applicable to the bonds of this series are as follows: ___________
_____________________________________________________________________________
________________

          The bonds of this series are issuable as registered bonds without coupons in denominations of $1,000 and authorized multiplies of $1,000. In the manner and upon payment of the charges prescribed in the Mortgage, registered bonds without coupons of this series may be exchanged for a like aggregate principal amount of fully registered bonds of other authorized denominations of the same series, upon presentation and surrender thereof, for cancellation, to the Trustee at its principal corporate trust office in the Borough of Manhattan, The City of New York, N. Y.

          This bond is transferable as prescribed in the Mortgage by the registered owner hereof in person, or by his duly authorized attorney, at the office or agency of the Company in the Borough of Manhattan, The City of New York, N. Y., upon surrender and cancellation of this bond, and, thereupon, a new fully registered bond of the same series for a like principal amount will be issued to the transferee in exchange therefor as provided in the Mortgage, and upon payment, if the Company shall require it, of the charges therein prescribed. The Company and the Trustee may deem and treat the person in whose name this bond is registered as the absolute owner for the purpose of receiving payment of or on account of the principal and interest due hereon and for all other purposes.

          No recourse shall be had for the payment of the principal of or interest on this bond against any incorporator or any past, present or future subscriber to the capital stock, stockholder, officer or director of the Company or of any predecessor or successor corporation, either directly or through the Company or any predecessor or successor corporation, under any rule of law, statute or constitution or by the enforcement of any assessment or otherwise, all such liability of incorporators, subscribers, stockholders, officers and directors being released by the holder or owner hereof by the acceptance of this bond and being likewise waived and released by the terms of the Mortgage.

          Bonds of this series are to be issued initially under a book-entry only system and, except as hereinafter provided, registered in the name of The Depository Trust Company, New York, New York ("DTC") or its nominee, which shall be considered to be the holder of all of bonds of this series for all purposes of the Mortgage, including, without limitation, payment by the Company of principal of and interest on such bonds of this series and receipt of notices and exercise of rights of holders of such bonds of this series. There shall be a single bond of this series which shall be immobilized in the custody of DTC with the owners of book-entry interests in bonds of this series ("Book-Entry Interests") having no right to receive bonds of this series in the form of physical securities or certificates. Ownership of Book-Entry Interests shall be shown by book-entry on the system maintained and operated by DTC, its participants (the "Participants") and certain persons acting through the Participants. Transfers of ownership of Book-Entry Interests are to be made only by DTC and the Participants by that book-entry system, the Company and the Trustee having no responsibility therefor so long as bonds of this series are registered in the name of DTC or its nominee. DTC is to maintain records of the positions of Participants in bonds of this series, and the Participants and persons acting through Participants are to maintain records of the purchasers and owners of Book-Entry Interests. If DTC or its nominee determines not to continue to act as a depository for the bonds of this series in connection with a book-entry only system, another depository, if available, may act instead and the single bond of this series will be transferred into the name of such other depository or its nominee, in which case the above provisions will continue to apply but to the new depository. If the book-entry only system for bonds of this series is discontinued for any reason upon surrender and cancellation of the single bond of this series registered in the name of the then depository or its nominee, new registered bonds of this series will be issued in authorized denominations to the holders of Book-Entry Interests in principal amounts coinciding with the amounts of such Book-Entry Interests shown on the book-entry system immediately prior to the discontinuance thereof. Neither the Trustee nor the Company shall be responsible for the accuracy of the interests shown on that system.

          This bond shall not become obligatory until Bankers Trust Company, the Trustee under the Mortgage, or its successor thereunder, shall have signed the form of certificate endorsed hereon.

          IN WITNESS WHEREOF, CENTRAL ILLINOIS LIGHT COMPANY has caused this bond to be signed in its name by its President or a Vice President by a facsimile of his signature and a facsimile of its corporate seal to be printed hereon, attested by its Secretary or an Assistant Secretary by a facsimile of his signature.

Dated

                    CENTRAL ILLINOIS LIGHT COMPANY


                         By_________________________________
                                                            President

Attest:

   _______________________
                   Secretary



                       [FORM OF TRUSTEE'S CERTIFICATE]


     This bond is one of the bonds of the series designated therein, described in the within-mentioned Mortgage.

                    BANKERS TRUST COMPANY,
                                      as Trustee,


                    By____________________________
                                  Authorized Officer.


          WHEREAS, all things necessary to make the bonds of the Twenty-eighth Series and the bonds of each series of the Medium Term Note A Series when authenticated by the Trustee and issued as in the Indenture provided, the valid, binding and legal obligations of the Company, entitled in all respects to the security of the Indenture, have been done and performed, and the creation execution and delivery of this Supplemental Indenture have in all respects been duly authorized; and

          WHEREAS, the Company and the Trustee deem it advisable to enter into this Supplemental Indenture for the purpose of describing the bonds of the Twenty-eighth Series and each of the Medium Term Note A Series and of providing the terms and conditions of redemption thereof;

          NOW, THEREFORE, THIS SUPPLEMENTAL INDENTURE WITNESSETH: That Central Illinois Light Company, in consideration of the premises and of one dollar to it duly paid by the Trustee at or before the unsealing and delivery of these presents, the receipt whereof is hereby acknowledged, and of the purchase and acceptance of the bonds issued or to be issued hereunder by the holders or registered owners thereof, and in order to secure the payment both of the principal and interest of all bonds at any time issued and outstanding under the Indenture, according to their tenor and effect, and the performance of all of the provisions of the Indenture and of said bonds, hath granted, bargained, sold, released, conveyed, assigned, transferred, pledged, set over and confirmed and by these presents doth grant, bargain, sell, release, convey, assign, transfer, pledge, set over and confirm unto Bankers Trust Company, as Trustee, and to its successor or successors in said trust, and to it and their assigns forever, all the properties of the Company located in the various counties in the State of Illinois described in Schedule A (which is identified by the signature of an officer of each party hereto at the end thereof) hereto annexed and made a part hereof.

          And all other property, real, personal and mixed, tangible and intangible of the character described in the granting clauses of the aforesaid Indenture of Mortgage and Deed of Trust dated as of April 1st, 1933 or in any indenture supplemental thereto acquired by the Company on or after the date of the execution and delivery of said Indenture of Mortgage and Deed of Trust (except any in said Indenture of Mortgage and Deed of Trust or in any indenture supplemental thereto expressly excepted) now owned or hereafter acquired by the Company and wheresoever situated.

          TOGETHER WITH all and singular the tenements, hereditaments and appurtenances belonging or in any wise appertaining to the aforesaid property or any part thereof, with the reversion and reversions, remainder and remainders and (subject to the provisions of Article XI of the Indenture), the tolls, rents, revenues, issues, earnings, income, product and profits thereof, and all the estate, right, title and interest and claim whatsoever, at law as well as in equity, which the Company now has or may hereafter acquire in and to the aforesaid property and franchises and every part and parcel thereof.

          TO HAVE AND TO HOLD all such properties, real, personal and mixed, mortgaged, pledged or conveyed by the Company as aforesaid, or intended so to be, unto the Trustee and its successors and assigns forever.

          IN TRUST, NEVERTHELESS, upon the terms and trusts of the Indenture, for those who shall hold the bonds and coupons issued and to be issued thereunder, or any of them, without preference, priority or distinction as to lien of any of said bonds and coupons over any others thereof by reason of priority in the time of the issue or negotiation thereof, or otherwise howsoever, subject, however, to the provisions in reference to extended, transferred or pledged coupons and claims for interest set forth in the Indenture (and subject to any sinking funds that may be created for the benefit of any particular series).

          PROVIDED, HOWEVER, and these presents are upon the condition that, if the Company, its successors or assigns, shall pay or cause to be paid, the principal of and interest on said bonds, at the times and in the manner stipulated therein and herein, and shall keep, perform and observe all and singular the covenants and promises in said bonds and in the Indenture expressed to be kept, performed and observed by or on the part of the Company, then this Supplemental Indenture and the estate and rights hereby granted shall cease, determine and be void, otherwise to be and remain in full force and effect.

          IT IS HEREBY COVENANTED, DECLARED AND AGREED by the Company that all such bonds and coupons are to be issued, authenticated and delivered, and that all property subject or to become subject hereto is to be held, subject to the further covenants, conditions, uses and trusts in the Indenture set forth, and the Company, for itself and its successors and assigns, does hereby covenant and agree to and with the Trustee and its successor or successors in such trust, for the benefit of those who shall hold said bonds as follows:

          SECTION 1. The bonds of the Twenty-eighth Series shall mature on the date appearing in the form of bond relating thereto hereinbefore set forth, shall bear interest at the annual rate designated in the title thereof, payable at maturity, and shall be designated as the Company's First Mortgage Bonds of the series hereinbefore set forth. Both principal of and interest on the bonds shall be payable in lawful money of the United States of America at the office or agency of the Company in the Borough of Manhattan, The City of New York, N. Y.

          Definitive bonds of the Twenty-eighth Series will be issued, originally or otherwise, only as registered bonds without coupons; and they and the Trustee's certificate of authentication shall be substantially in the forms hereinbefore recited, respectively. Registered bonds of the Twenty-eighth Series may be issued in any one or more denominations of $1,000 and authorized multiples of $1,000. In the manner and upon payment of the charges prescribed in the Indenture, registered bonds without coupons of the Twenty-eighth Series may be exchanged for a like aggregate principal amount of fully registered bonds of other authorized denominations of the same series, upon presentation and surrender thereof for cancellation, to the Trustee at its principal corporate trust office in the Borough of Manhattan, The City of New York, N. Y. However, notwithstanding the provisions of Section 14 of the Indenture, no charge shall be made upon any transfer or exchange of bonds of said series other than for any tax or taxes or other governmental charge required to be paid by the Company.

          Except as provided in this Section, every registered bond without coupons of the Twenty-eighth Series shall be dated and shall bear interest as provided in Section 12 of the Indenture.

          Bonds of the Twenty-eighth Series shall not be redeemable prior to maturity.

          SECTION 2. The bonds of each series of the Medium Term Note A Series shall be designated as the Company's First Mortgage Bonds of the Medium Term Note A Series. The date of maturity applicable to, and the rate of interest borne by, the bonds of the Medium Term Note A Series may differ between series but shall be the same within any particular series. The date of maturity of any particular series of the Medium Term Note A Series and the interest rate to be borne thereby, respectively, shall be the tenth anniversary of the original date of issuance thereof and twelve per centum (12%) per annum unless a Resolution is adopted establishing a different maturity date (not less than nine months nor more than thirty years from the original date of issuance of the series involved) or a lower interest rate, or both, in which case such different maturity date or interest rate shall apply. In all cases, the applicable maturity date and interest rate shall be set forth on each bond of the Medium Term Note A Series prior to its issuance. Interest on the bonds of any particular series of the Medium Term Note A Series shall be payable semi-annually based on the six months anniversary of the original date of issuance of the series involved or as otherwise set forth in a Resolution. Both principal of and interest on the bonds shall be payable in lawful money of the United States of America at the office or agency of the Company in the Borough of Manhattan, The City of New York, N. Y.

          Definitive bonds of the Medium Term Note A Series will be issued, originally or otherwise, only as registered bonds without coupons; and they and the Trustee's certificate of authentication shall be substantially in the forms hereinbefore recited, respectively. Registered bonds of the Medium Term Note A Series may be issued in any one or more denominations of $1,000 and authorized multiples of $1,000. In the manner and upon payment of the charges prescribed in the Indenture, registered bonds without coupons of a particular series of bonds of the Medium Term Note A Series may be exchanged for a like aggregate principal amount of fully registered bonds of other authorized denominations of the same series, upon presentation and surrender thereof for cancellation, to the Trustee at its principal corporate trust office in the Borough of Manhattan, The City of New York, N. Y. However, notwithstanding the provisions of Section 14 of the Indenture, no charge shall be made upon any transfer or exchange of bonds of said series other than for any tax or taxes or other governmental charge required to be paid by the Company.

          The person in whose name any registered bond without coupons of the Medium Term Note A Series is registered at the close of business on any record date (as hereinbelow defined) with respect to any interest payment date shall be entitled to receive the interest payable on such interest payment date notwithstanding the cancellation of such registered bond upon any transfer or exchange thereof subsequent to the record date and prior to such interest payment date, except if and to the extent the Company shall default in the payment of the interest due on such interest payment date, in which case such defaulted interest shall be paid to the person in whose name such bond is registered on the date of payment of such defaulted interest or on a subsequent record date for such payment if one shall have been established as hereinafter provided. A subsequent record date may be established by the Company by notice mailed to the holders of bonds not less than ten days preceding such record date, which record date shall be not more than thirty days prior to the subsequent interest payment date. The term "record date" as used in this Section with respect to any regular interest payment date shall mean the fifteenth day prior to such interest payment date, or, if such fifteenth day shall be a legal holiday or a day on which banking institutions in the Borough of Manhattan, The City of New York, N. Y., are authorized by law to close, the next preceding day which shall not be a legal holiday or a day on which such institutions are so authorized to close.

          Except as provided in this Section, every registered bond without coupons of the Medium Term Note A Series shall be dated and shall bear interest as provided in Section 12 of the Indenture; provided, however, that, so long as there is no existing default in the payment of interest on the bonds, the holder of any bond authenticated by the Trustee between the record date for any interest payment date and such interest payment date shall not be entitled to the payment of the interest due on such interest payment date and shall have no claim against the Company with respect thereto; provided, further, that, if and to the extent the Company shall default in the payment of the interest due on such interest payment date, then any such bonds shall bear interest from the interest payment date next preceding the date of such bond, to which interest has been paid or, if the Company shall be in default with respect to the interest due on the first interest payment date therefor, then from the original date of issuance thereof.

          Bonds of any particular series of the Medium Term Note A Series shall not be redeemable prior to their maturity unless a Resolution is adopted specifying that the bonds of such series are redeemable prior to their maturity and the circumstances under which such redemption may or shall take place. If redemption terms are established for any series of the Medium Term Note A Series, such terms shall be set forth on each bond of that series prior to the issuance thereof. Redemption of any bonds of the Medium Term Note A Series shall be in the manner provided in Article X of the Indenture, upon notice given by mailing the same to the holders of bonds not less than thirty days and not more than forty-five days prior to the date of redemption, at the principal amounts of the bonds so to be redeemed and accrued interest to the date of redemption.

          If applicable to the redemption provisions established for bonds of the Medium Term Note A Series, the term "maintenance provisions of the Indenture" shall mean the provisions of Section 43 of the Indenture; and the term "proceeds of property released pursuant to the provisions of Section 68 of the Indenture" shall mean the proceeds of any of the mortgaged and pledged property taken by exercise of the power of eminent domain or purchased by any governmental body or agency in the exercise of any right which it may have to purchase any part of the mortgaged and pledged property and which shall have been paid over to the Trustee pursuant to the provisions of Section 68 of the Indenture, including any cash received by the Trustee on account of the principal of any obligations secured by purchase money mortgage upon any property so taken or purchased.

          SECTION 3 The Company reserves the right, without any consent or other action by holders of the bonds of the Twenty-eighth Series or any series of the Medium Term Note A Series, or any subsequent series of bonds, to amend the Indenture by inserting the following language as Section 115A immediately following current Section 115 of the Indenture:

          "SECTION 115A. With the consent of the holders of not less than sixty per centum (60%) in principal amount of the bonds at the time outstanding or their attorneys-in-fact duly authorized, or, if the rights of the holders of one or more, but not all, series then outstanding are affected, the consent of the holders of not less than sixty per centum (60%) in aggregate principal amount of the bonds at the time outstanding of all affected series, taken together, and not any other series, the Company, when authorized by a resolution, and the Trustee may from time to time and at any time enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of any supplemental indenture or modifying the rights and obligations of the Company and the rights of the holders of any of the bonds and coupons; provided, however, that no such supplemental indenture shall (1) extend the maturity of any of the bonds or reduce the rate or extend the time of payment of interest thereon, or reduce the amount of the principal thereof, or reduce any premium, payable on the redemption thereof or change the coin or currency in which any bond or interest thereon is payable, without the consent of the holder of each bond so affected, or (2) permit the creation of any lien, not otherwise permitted, prior to or on a parity with the lien of this Indenture, without the consent of the holders of all the bonds then outstanding, or (3) reduce the aforesaid percentage of the principal amount of bonds the holders of which are required to approve any such supplemental indenture, without the consent of the holders of all the bonds then outstanding. For the purposes of this Section, bonds shall be deemed to be affected by a supplemental indenture if such supplemental indenture adversely affects or diminishes the rights of holders thereof against the Company or against its property.

          Upon the written request of the Company, accompanied by a resolution authorizing the execution of any such supplemental indenture, and upon the filing with the Trustee of evidence of the consent of bondholders as aforesaid (the instrument or instruments evidencing such consent to be dated within one year of such request), the Trustee shall join with the Company in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion but shall not be obligated to enter into such supplemental indenture. The Trustee shall be entitled to receive and, subject to Section 102 of the Indenture and Article Four of the Supplemental Indenture dated as of April 1st, 1940, may rely upon, an opinion of counsel as conclusive evidence that any such supplemental indenture is authorized or permitted by the provisions of this Section.

          It shall not be necessary for the consent of the bondholders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such consent shall approve the substance thereof.

          The Company and the Trustee, if they so elect, and either before or after such 60% or greater consent has been obtained, may require the holder of any bond consenting to the execution of any such supplemental indenture to submit his bond to the Trustee or to such bank, banker or trust company as may be designated by the Trustee for the purpose, for the notation thereon of the fact that the holder of such bond has consented to the execution of such supplemental indenture, and in such case such notation, in form satisfactory to the Trustee, shall be made upon all bonds so submitted, and such bonds bearing such notation shall forthwith be returned to the persons entitled thereto. All subsequent holders of bonds bearing such notation shall be deemed to have consented to the execution of such supplemental indenture, and consent, once given or deemed to be given, may not be withdrawn.

          Prior to the execution by the Company and the Trustee of any supplemental indenture pursuant to the provisions of this Section, the Company shall publish a notice, setting forth in general terms the substance of such supplemental indenture, at least once in one daily newspaper of general circulation in each city in which the principal of any of the bonds shall be payable, or, if all bonds outstanding shall be registered bonds without coupons or coupon bonds registered as to principal, such notice shall be sufficiently given if mailed, first class, postage prepaid, and registered if the Company so elects, to each registered holder of bonds at the last address of such holder appearing on the registry books, such publication or mailing, as the case may be, to be made not less than thirty days prior to such execution. Any failure of the Company to give such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture."

          SECTION 4. As supplemented and amended by this Supplemental Indenture, the Indenture is in all respects ratified and confirmed, and this Supplemental Indenture and all the terms and conditions herein contained shall be deemed a part thereof.

          SECTION 5. Except as herein otherwise expressly provided, no duties, responsibilities or liabilities are assumed, or shall be construed to be assumed, by the Trustee by reason of this Supplemental Indenture, other than as set forth in the Indenture as heretofore amended and supplemented. The Trustee shall not be responsible for the recitals herein or in the bonds (other than in the authentication certificate of the Trustee), all of which are made by the Company solely.

          SECTION 6. This Supplemental Indenture may be executed in several counterparts and all such counterparts executed and delivered, each as an original, shall constitute but one and the same instrument.

          IN WITNESS WHEREOF, CENTRAL ILLINOIS LIGHT COMPANY, party of the first part hereto, and BANKERS TRUST COMPANY, party of the second part hereto, have caused these presents to be executed in their respective names by their respective Presidents or one of their Vice Presidents or one of their Assistant Vice Presidents or their respective Treasurers and their respective seals to be hereunto affixed and attested by their respective Secretaries or one of their Assistant Secretaries or, in the case of the Trustee, by one of their Assistant Treasurers, all as of the day and year first above written.

                         CENTRAL ILLINOIS LIGHT COMPANY,


                         By /s/ WILLIAM R. DODDS
                                                    William R. Dodds
                                                          Treasurer
[SEAL]


Attest:   /s/ JOHN G. SAHN
           John G. Sahn
           Secretary

Signed, sealed and acknowledged on behalf of CENTRAL ILLINOIS LIGHT COMPANY in the presence of:

     /s/ D.F. SALRIN
     /s/ P.M. AUSTIN

                              BANKERS TRUST COMPANY,


                              By   /s/ ROBERT CAPORALE
                                   Robert Caporale
                                   Vice President
[SEAL]


Attest:   /s/ SCOTT THIEL
     Scott Thiel
     Assistant Treasurer

Signed, sealed and acknowledged on behalf of BANKERS TRUST COMPANY in the presence of:

     /s/ DENISE MITCHELL
     /s/ MICHEL WATS

STATE OF ILLINOIS         )
                          )  ss:
COUNTY OF PEORIA          )


          On this 18th day of November, 1994, before me personally came W.R. Dodds, to me known, who being by me duly sworn, did depose and say that he resides at 241 New Salem Dr., Canton, Illinois 61520; that he is Treasurer of CENTRAL ILLINOIS LIGHT COMPANY, the corporation described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation and that he signed his name thereto by like order.


                              /s/ WILMA E. WARD
                              Notary Public, State of Illinois
[SEAL]                             My Commission Expires 3-9-95





STATE OF ILLINOIS             )
                              )  ss:
COUNTY OF PEORIA              )


          I, Wilma E. Ward, do hereby certify that W.R. Dodds and J.G. Sahn, personally known to me to be the same persons whose names are, respectively, as Treasurer and Secretary of CENTRAL ILLINOIS LIGHT COMPANY, a corporation of the State of Illinois, subscribed to the foregoing instrument, appeared before me this day in person and severally acknowledged that they, being thereunto duly authorized, signed, sealed with the corporate seal and delivered the said instrument as the free and voluntary act of said corporation and as their own free and voluntary act for the uses and purposes therein set forth.


Dated, November 18, 1994.
                              /s/ WILMA E. WARD
                              Notary Public, State of Illinois
[SEAL]                             My Commission Expires 3-9-95

STATE OF NEW YORK        )
                         )  ss:
COUNTY OF NEW YORK       )


          On this 18th day of November, 1994, before me personally came Robert Caporale, to me known, who being by me duly sworn, did depose and say that he resides at 25 Lake Street, White Plains, New York 10603; that he is a Vice President of BANKERS TRUST COMPANY, the corporation described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation and that he signed his name thereto by like order.


                              /s/ KAREN J. MORENA
                              Notary Public, State of New York
                              No. 41-4991083
                              Qualified in Queens County
                              Commission Expires Jan. 21, 1996

[SEAL]



STATE OF NEW YORK        )
                         )  ss:
COUNTY OF NEW YORK       )


          I, Karen J. Morena, do hereby certify that Robert Caporale and Scott Thiel, personally known to me to be the same persons whose names are, respectively, as Vice President and Treasurer of BANKERS TRUST COMPANY, a corporation of the State of New York, subscribed to the foregoing instrument, appeared before me this day in person and severally acknowledged that they, being thereunto duly authorized, signed, sealed with the corporate seal and delivered the said instrument as the free and voluntary act of said corporation and as their own free and voluntary act for the uses and purposes therein set forth.


                              /s/ KAREN J. MORENA
                              Notary Public, State of New York
                              No. 41-4991083
                              Qualified in Queens County
                              Commission Expires Jan. 21, 1996

Dated, November 18, 1994.

[SEAL]

                                  SCHEDULE A


                Detailed Description of Additional Properties


A.   Real Estate in Champaign County

Lot 1 of Glover Substation Site Subdivision as shown in Plat Book CC, Page 4 (Document No. 94R14067) and recorded on May 25, 1994 in the Champaign County Recorder's Office, being a part of the Northwest Quarter of the Northeast Quarter of Section 12, St. Joseph Township, Township 19 North, Range 10, East of the Third Principal Meridian and containing 2.112 acres.




Part of old Tax I.D. #28-22-12-200-004



                                   Signed for identification


                                   /s/ J.G. SAHN
                                   J.G. Sahn, Secretary
                                   Central Illinois Light Company



                                   /s/ ROBERT CAPORALE
                                   Robert Caporale, Vice President
                                   Bankers Trust Company